EXHIBIT 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1150,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K (the “Report”) of Double Eagle Petroleum Co. (the “Company”) for the year ended December 31, 2010, each of Richard Dole, the Chief Executive Officer of the Company, and Kurtis S. Hooley, the Chief Financial Officer, of the Company, hereby certifies pursuant to 18 U.S.C. Section 1150, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief: (1) the Report fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m or 78o(d)); and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Date: March 8, 2011	/s/ Richard Dole
Principal Executive Officer
Chief Executive Officer

/s/ Kurtis S. Hooley
Principal Accounting Officer
Chief Financial Officer